SUB-ITEM 77C:
SUBMISSION OF MATTERS
TO A VOTE OF SECURITY
HOLDERS
CASH TRUST SERIES, INC.
A Special Meeting of
Shareholders of Cash Trust
Series, Inc. (the
?Corporation?) was held on
October 28, 2013. On August
29, 2013, the record date for
shareholders voting at the
meeting, there were
8,258,855,247.919 total
outstanding shares of the
Corporation.
The following item was
considered by shareholders of
the Corporation and the
results of their voting were as
follows:
PROPOSAL TO ELECT
CERTAIN DIRECTORS OF
THE CORPORATION:
1. John T. Collins

For

   Withheld
   Authority
   to Vote

6,411,126,696.08
8


35,667,743.30
8
2. Maureen Lally-Green

For
   Withheld
   Authority
   to Vote

6,410,754,088.04
5


36,040,351.35
1

3. Thomas M. O?Neill

For
   Withheld
   Authority
   to Vote

6,415,311,646.42
8


31,482,792.96
8

4. P. Jerome Richey

For
   Withheld
   Authority
   to Vote

6,410,811,220.01
8


35,983,219.37
8



The following Directors continued
their terms:  John F. Donahue,
J. Christopher Donahue,
Maureen Lally-Green (having
been previously appointed by
the Board), Peter E. Madden,
Charles F. Mansfield, Jr.,
Thomas M. O?Neill (having
been previously appointed by
the Board), and John S.
Walsh.


The Definitive Proxy
Statement for this Special
Meeting was filed with the
Securities and Exchange
Commission on September
10, 2013, and is incorporated
by reference. (File No. 811-
05843)



1